Certification Pursuant to Rule 30a-2(b) under the 1940 Act

and Section 906 of the Sarbanes-Oxley Act

I, Stuart Bell, President of WisdomTree Digital Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 10, 2023	/s/ Stuart Bell
Stuart Bell, President
(principal executive officer)

I, David Castano, Treasurer of the WisdomTree Digital Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 10, 2023	/s/ David Castano
David Castano, Treasurer
(principal financial officer)